Exhibit 99.1

www.ball.com	Ann T. Scott (303) 460-3537, ascott@ball.com Renee Robinson (303) 460-2476, rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Corporation Announces Senior Leadership Changes

Hayes to remain Chairman and CEO; Fisher to become President

WESTMINSTER, Colo., Dec, 2, 2020 — Ball Corporation (NYSE: BLL) today announced promotions and senior management changes that will become effective at the beginning of 2021, including that Daniel W. Fisher will become president of Ball Corporation and will join Ball's board of directors at that time. In addition, both Lisa A. Pauley, senior vice president, HR and administration, and Scott C. Morrison, senior vice president and chief financial officer, will be promoted to executive vice presidents of the corporation and will retain the same responsibilities.

Ronald J. Lewis will become senior vice president and chief operating officer, Global Beverage Packaging, reporting to Fisher. Fisher will continue to report to John A. Hayes, who will continue as chairman and chief executive officer of Ball Corporation.

“As part of Ball’s established, long-term succession planning, we are very pleased to announce Dan as president of Ball Corporation,” said Hayes, who has been president of Ball since November 2009. "He has been a big contributor to our growth since joining the company in 2010. Most recently, during the past four years, he has demonstrated exceptional leadership and led his teams to deliver strong results as senior vice president and COO of Global Beverage. Dan has been pivotal to Ball’s success, both from a business and cultural standpoint.”

Fisher began his career with Ball as vice president, finance, for the North American beverage business. He then became senior vice president, finance and planning, and president of the North American beverage business until 2016, when he was named COO, Global Beverage Packaging. Before joining Ball, Dan held various leadership roles at Emerson Electric, Danaher Corporation and Bradken Corporation.

Morrison and Pauley have both had long and distinguished careers at Ball. Morrison joined Ball in 2000 as treasurer of the corporation and was promoted to chief financial officer in 2010. Pauley joined Ball in our aerospace business in 1981, has held numerous responsibilities within aerospace and the corporate function, and was named to her current role in 2010. Both have provided exceptional leadership to our company over the years and continue to help shape the future direction of the company.

“We are delighted to recognize the significant contributions that Lisa and Scott have made and will continue to make as we pursue our Drive for 10 vision,” Hayes said.

Lewis joined Ball Corporation in 2019 as president, Beverage Packaging EMEA. Before joining Ball, Lewis served as the chief supply chain officer of Coca-Cola European Partners plc and as chief procurement officer of The Coca-Cola Company.

“Ron has tremendous industry knowledge and a history of delivering results,” Fisher said. “With his customer-centric mindset and commitment to our culture, he will be a strong leader for our global beverage business.”

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Ball has also named Carey Causey to be Lewis’ successor as president, Beverage Packaging EMEA. Causey joined Ball in 2014, and she most recently served as vice president, integrated business planning, for Beverage Packaging EMEA after having led the commercial function in South America and business development and strategy for North America.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 18,300 people worldwide and reported 2019 net sales of $11.5 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely," "positions" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product capacity, supply, and demand constraints and fluctuations, including due to virus and disease outbreaks and responses thereto; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation; power and supply chain interruptions; potential delays and tariffs related to the U.K's departure from the EU; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country or jurisdiction affecting goods produced by us or in our supply chain, including imported raw materials, such as those related to COVID-19 and those pursuant to Section 232 of the U.S. Trade Expansion Act of 1962 or Section 301 of Trade Act of 1974; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats and the success of information technology initiatives; litigation; strikes; disease; pandemic; labor cost changes; rates of return on assets of the Company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including policies, orders and actions related to COVID-19, the U.S. government elections, stimulus package(s), budget, sequestration and debt limit; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

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